Exhibit 10.1

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT is made and entered into as of the      day of                  (this “Agreement”) by and between Central European Distribution Corporation, a Delaware corporation (the “Company”), and                                          (“Indemnitee”).

WHEREAS, the Company and Indemnitee recognize the substantial increase in corporate litigation in general, subjecting directors, officers, employees, agents and fiduciaries to expensive litigation risks and the limitations of coverage of liability insurance;

WHEREAS, the Company and Indemnitee desire to continue to have in place the additional protection provided by an indemnification agreement and to provide indemnification and advancement of Expenses (as defined below) to Indemnitee to the maximum extent permitted by Delaware law; and

WHEREAS, in view of the considerations set forth above, the Company desires that Indemnitee shall be indemnified and advanced Expenses by the Company as set forth herein;

NOW, THEREFORE, the Company and Indemnitee hereby agree as set forth below:

1. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

“Bylaws” means the Amended and Restated Bylaws of the Company, as such may be amended from time to time.

“Certificate” means the Amended and Restated Certificate of Incorporation of the Company, as such may be amended from time to time.

“Corporate Status” describes the status of a person who is or was a member of the board of directors of the Company (the “Board”) or was otherwise a director, officer, employee or agent or fiduciary of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, which such person is or was serving at the request of the Company.

“Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

“Expenses” shall include attorneys’ fees, retainers, court costs, transcript costs, fees of experts, filing fees, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses and obligations of any nature whatsoever paid or incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, participating, or being or preparing to be a witness in a Proceeding.

“Independent Legal Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement) or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Legal Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

“Proceeding” includes any threatened, pending or completed action, suit, arbitration, proceeding, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought by or in the right of the Company or otherwise and whether civil, criminal, administrative or investigative, in which Indemnitee was, is or will be involved as a party or otherwise, by reason of (i) the fact that Indemnitee is or was a director or officer of the Company, (ii) any action taken by Indemnitee or of any inaction on his part while acting in, or the fact of, his Corporate Status. Any of the foregoing proceedings described in the immediately preceding sentence (i) shall be deemed a Proceeding, whether or not Indemnitee is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement and (ii) shall include any Proceeding pending on or before the date of this Agreement; provided that such definition shall exclude a Proceeding initiated by Indemnitee pursuant to Section 7 to enforce his rights under this Agreement.

2. INDEMNITY. The Company hereby agrees to hold harmless and indemnify (including the advancement of Expenses) Indemnitee to the fullest extent authorized or permitted by law (regardless of, among other things, any amendment to or revocation of the Certificate or the Bylaws). In furtherance of the foregoing indemnification, and without limiting the generality thereof:

(a) Proceedings Other Than Proceedings by or in the Right of the Company. Indemnitee shall be entitled to the rights of indemnification provided in this Section 2(a) if, by reason of his Corporate Status, he is, or is threatened to be made, a party to or participant in any Proceeding other than a Proceeding by or in the right of the Company. Pursuant to this Section 2(a), Indemnitee shall be indemnified against all Expenses, judgments, penalties, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, penalties, fines or amounts paid in settlement) actually and reasonably incurred by him or on his behalf in connection with such Proceeding or any claim, issue or matter therein, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal Proceeding, had no reasonable cause to believe his conduct was unlawful.

(b) Proceedings by or in the Right of the Company. Indemnitee shall be entitled to the rights of indemnification provided in this Section 2(b) if, by reason of his Corporate Status, he is, or is threatened to be made, a party to or participant in any Proceeding brought by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 2(b), Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection with such Proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company; provided, however, that, if applicable law so provides, no indemnification against such Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which Indemnitee shall have been finally adjudged to be liable to the Company unless and to the extent that the Court of Chancery of the state of Delaware shall determine that such indemnification may be made.

(c) Indemnification for Expenses if Indemnitee of a Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, he shall be indemnified to the maximum extent permitted by law against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section 2 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

3. ADDITIONAL INDEMNITY. In addition to, and without regard to any limitations on, the indemnification provided for in Section 2, the Company shall and hereby does indemnify and hold harmless Indemnitee against all Expenses, judgments, penalties, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, penalties, fines or amounts paid in settlement) actually and reasonably incurred by him or on his behalf if, by reason of his Corporate Status he is, or is threatened to be made, a party to or participant in any Proceeding (including a Proceeding by or in the right of the Company). The only limitation that shall exist upon the Company’s obligations pursuant to this Section 3 shall be that the Company shall not be obligated to make any payment to Indemnitee that is finally determined (under the procedures, and subject to the presumptions, set forth in Sections 7 and 8 hereof) to be unlawful.

4. CONTRIBUTION IN THE EVENT OF JOINT LIABILITY.

(a) Whether or not the indemnification provided in Sections 2 and 3 hereof is available, in respect of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), Company shall pay, in the first instance, the entire amount of any judgment, penalty, fine or settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, penalties, fines or amounts paid in settlement) of such Proceeding without requiring Indemnitee to contribute to such payment and the Company hereby waives and relinquishes any right of contribution it may have against Indemnitee. The Company shall not enter into any settlement of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.

(b) Without diminishing or impairing the obligations of the Company set forth in the preceding subparagraph, if, for any reason, Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in any threatened, pending or completed Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company shall contribute to the amount of Expenses, judgments, penalties, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, penalties, fines or amounts paid in settlement) actually and reasonably incurred and paid or payable by Indemnitee in proportion to the relative benefits received by the Company and all officers, directors or employees of the Company other than Indemnitee who are jointly liable with him (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction(s) or event(s) from which such Proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Company and all officers, directors or employees of the Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the transaction(s) or event(s) that resulted in such Expenses, judgments, penalties, fines or settlement amounts (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, penalties, fines or amounts paid in settlement), as well as any other equitable considerations which the law may require to be considered. The relative fault of the Company and all officers, directors or employees of the Company other than Indemnitee who are jointly liable with him (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary, and the degree to which their conduct is active or passive.

(c) The Company hereby agrees to fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by officers, directors or employees of the Company, other than Indemnitee, who may be jointly liable with Indemnitee.

(d) To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) or transaction(s) giving cause to such Proceeding and (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and transaction(s).

5. INDEMNIFICATION FOR EXPENSES OF A WITNESS. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his Corporate Status, a witness, or is made (or asked) to respond to discovery requests, in any Proceeding to which Indemnitee is not a party, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

6. ADVANCEMENT OF EXPENSES. Notwithstanding any other provision of this Agreement, the Company shall advance all reasonable Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding by reason of Indemnitee’s Corporate Status within 30 days after the receipt by the Company of a written statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by an undertaking by or on behalf of Indemnitee to repay any Expenses advanced if it shall ultimately be determined that Indemnitee is not entitled to be indemnified against such Expenses. Any advances and undertakings to repay pursuant to this Section 6 shall be unsecured and interest free. Notwithstanding the foregoing, the obligation of the Company to advance Expenses pursuant to this Section 6 shall be subject to the condition that, if, when and to the extent that the Company determines (in accordance with the presumptions and procedures set forth herein) that Indemnitee would not be permitted to be indemnified under applicable law, the Company shall be entitled to be reimbursed, within 30 days of such determination, by him for all such amounts theretofore paid; provided, however, that if Indemnitee has commenced or thereafter commences legal proceedings to secure a determination that he should be indemnified under applicable law, any determination made by the Company that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any advance of Expenses until a final judicial determination is made with respect thereto. Indemnitee’s entitlement to such Expenses shall include those incurred in connection with any Proceeding by Indemnitee seeking adjudication pursuant to this Agreement.

7. PROCEDURES AND PRESUMPTIONS FOR DETERMINATION OF ENTITLEMENT TO INDEMNIFICATION. It is the intent of this Agreement to secure for Indemnitee rights of indemnity that are as favorable as may be permitted under the law and public policy of the state of Delaware. Accordingly, the parties agree that the following procedures and presumptions shall apply in the event of any question as to whether Indemnitee is entitled to indemnification under this Agreement:

(a) To obtain indemnification (including, but not limited to, the advancement of Expenses and contribution by the Company) under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification. Notwithstanding the foregoing, any failure of Indemnitee to provide such a request to the Company, or to provide such a request in a timely fashion, shall not relieve the Company of any liability that it may have to Indemnitee unless, and to the extent that, such failure actually and materially prejudices the interests of the Company.

(b) Upon written request by Indemnitee for indemnification pursuant to the first sentence of Section 7(a) hereof, a determination, if required by applicable law, with respect to Indemnitee’s entitlement thereto shall be made in the specific case by one of the following three methods, which shall be at the election of Indemnitee: (1) by a majority vote of the Disinterested Directors, even though less than a quorum; or (2) by Independent Legal Counsel in a written opinion; or (3) by the stockholders of the Company.

(c) If the determination of entitlement to indemnification is to be made by Independent Legal Counsel pursuant to Section 7(b) hereof, Independent Legal Counsel shall be selected as provided in this Section 7(c). Independent Legal Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board). Indemnitee or the Company, as the case may be, may, within 30 days after such written notice of selection shall have been given, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that Independent Legal Counsel so selected does not meet the requirements of “Independent Legal Counsel” as defined in Section 1 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Legal Counsel. If a written objection is made and substantiated, the Independent Legal Counsel selected may not serve as Independent Legal Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within 20 days after submission by Indemnitee of a written request for indemnification pursuant to Section 7(a) hereof, no Independent Legal Counsel shall have been selected and not objected to, either the Company or Indemnitee may seek judicial resolution of any objection, which shall have been made by the Company or Indemnitee to the other’s selection of Independent Legal Counsel or for the appointment as Independent Legal Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Legal Counsel under Section 7(b) hereof. The Company shall pay any and all reasonable fees and expenses of Independent Legal Counsel incurred by such Independent Legal Counsel in connection with acting pursuant to Section 7(b) hereof. The Company shall pay all reasonable fees and expenses incident to the procedures of this Section 7(c), regardless of the manner in which such Independent Legal Counsel was selected or appointed.

(d) In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume (unless there is clear and convincing evidence to the contrary) that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 7(a) of this Agreement. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion, by clear and convincing evidence. Neither the failure of the Company (including by its directors or Independent Legal Counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by its directors or Independent Legal Counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(e) Indemnitee shall be presumed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Company, including financial statements, or on information supplied to Indemnitee by the officers of the Company in the course of their duties, or on the advice of legal counsel for the Company, the Board or any committee of the Board or on information or records given or reports made to the Company by an independent certified public accountant, by a financial advisor or by an appraiser or other expert selected with reasonable care by the Company, the Board or any committee of the Board. In addition, the knowledge and actions, or failure to act, of any director, officer, agent or employee of the Company shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement. Whether or not the foregoing provisions of this Section 7(e) are satisfied, it shall in any event be presumed (unless there is clear and convincing evidence to the contrary) that Indemnitee has at all times acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion, by clear and convincing evidence.

(f) The Company acknowledges that a settlement or other disposition short of final judgment may be successful if it permits a party to avoid expense, delay, distraction, disruption and uncertainty. In the event that any action, claim or proceeding to which Indemnitee is a party is resolved in any manner other than by adverse judgment against Indemnitee (including, without limitation, settlement of such Proceeding with or without payment of money or other consideration) it shall be presumed (unless there is clear and convincing evidence to the contrary) that Indemnitee has been successful on the merits or otherwise in such Proceeding. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion, by clear and convincing evidence.

(g) If the person, persons or entity empowered or selected under Section 7(b) hereof to determine whether Indemnitee is entitled to indemnification shall not have made a determination within 60 days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, thereto; provided, however, that the foregoing provisions of this Section 7(g) shall not apply if the determination of entitlement to indemnification is to be made by the stockholders pursuant to Section 7(b) of this Agreement and if within 15 days after receipt by the Company of the request for such determination the Board or the Disinterested Directors, if appropriate, resolve to submit such determination to the stockholders for their consideration at the next annual meeting thereof and such determination is made thereat.

(h) Indemnitee shall reasonably cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, and provide to such person, persons or entity upon reasonable advance request any documentation or information, which is reasonably available to Indemnitee and reasonably necessary to such determination. Nothing in this Agreement shall require Indemnitee to waive any of his rights under the United States Constitution or to provide information, which is privileged or otherwise protected from disclosure. Any Independent Legal Counsel, member of the Board, or stockholder of the Company shall act reasonably and in good faith in making a determination under the Agreement of Indemnitee’s entitlement to indemnification. Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

(i) The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful.

8. REMEDIES.

(a) In the event that (i) a determination is made pursuant to Section 7 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 6 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 7(b) of this Agreement within 90 days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to this Agreement within 30 days after receipt by the Company of a written request therefor, or (v) payment of indemnification is not made within 30 days after a determination has been made that Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to Section 7 of this Agreement, Indemnitee shall be entitled to an adjudication of his entitlement to such indemnification. Indemnitee shall commence such proceeding seeking an adjudication within 180 days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 8(a). The Company shall not oppose Indemnitee’s right to seek any such adjudication.

(b) In the event that a determination shall have been made pursuant to Section 7(b) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section 8 shall be conducted in all respects as a de novo trial, on the merits and Indemnitee shall not be prejudiced in any way by reason of that adverse determination.

(c) If a determination shall have been made pursuant to Section 7(b) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 8, absent a prohibition of such indemnification under applicable law.

(d) In the event that Indemnitee, pursuant to this Section 8, seeks a judicial adjudication of his rights under, or to recover damages for breach of, this Agreement, or to recover under any directors’ and officers’ liability insurance policies maintained by the Company, the Company shall pay on his behalf, in advance, any and all Expenses actually and reasonably incurred by him in such judicial adjudication, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of Expenses or insurance recovery.

(e) The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 8 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement. The Company shall indemnify Indemnitee against any and all Expenses and, if requested by Indemnitee, shall (within ten days after receipt by the Company of a written request therefore) advance, to the extent not prohibited by law, such expenses to Indemnitee, which are incurred by Indemnitee in connection with any action brought by Indemnitee for indemnification or advance of Expenses from the Company under this Agreement or under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of Expenses or insurance recovery, as the case may be.

(f) Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding.

9. NON-EXCLUSIVITY; SURVIVAL OF RIGHTS; INSURANCE; SUBROGATION.

(a) The rights of indemnification and advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Certificate of Incorporation, the Bylaws, any agreement, a vote of stockholders or a resolution of directors, or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by Indemnitee in his Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in the law, whether by statute or judicial decision, permits greater indemnification than would be afforded currently under this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent or later assertion or employment of any other right or remedy.

(b) To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, or agents or fiduciaries of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, which such person serves at the request of the Company, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee or agent under such policy or policies. If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Company has directors’ and officers’ liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

(c) In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

(d) The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

10. EXCEPTION TO RIGHT OF INDEMNIFICATION. Notwithstanding any other provision of this Agreement, Indemnitee shall not be entitled to indemnification under this Agreement with respect to any Proceeding brought by him, or any claim therein (except claims by way of defense, counterclaim or crossclaim), unless (a) the bringing of such Proceeding or making of such claim shall have been approved by the Board, (b) such Proceeding is being brought by Indemnitee to assert his rights under this Agreement, or (c) as otherwise required under Section 145 of the General Corporation Law of the state of Delaware, regardless of whether Indemnitee is determined to be entitled to such indemnification or insurance recovery as the case may be.

11. DURATION OF AGREEMENT. All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is serving as an officer or director of the Company (or is or was serving at the request of the Company as a director, officer, employee or agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise) and shall continue thereafter so long as Indemnitee is or may become subject to any Proceeding (or any proceeding commenced under Section 7 hereof) by reason of his Corporate Status, whether or not he is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), assigns, spouses, heirs, executors and personal and legal representatives.

12. SECURITY. To the extent requested by Indemnitee and approved by the Board, the Company shall at any time and from time to time provide security to Indemnitee for the Company’s obligations hereunder through an irrevocable bank line of credit, funded trust or other collateral. Any such security, once provided to Indemnitee, may not be revoked or released without the prior written consent of Indemnitee.

13. ENFORCEMENT.

(a) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.

(b) The Company and Indemnitee agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that they each will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the state of Delaware or in Delaware State court, this being in addition to any other remedy to which they are entitled at Law or in equity. In addition, each of the Company and Indemnitee (a) consents to submit itself to the personal jurisdiction of any federal court located in the state of Delaware or any Delaware state court in the event any dispute arises out of this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement in any court other than a federal or state court sitting in the state of Delaware.

14. SEVERABILITY. If any provision or provisions of this Agreement shall be held by a court of competent jurisdiction to be invalid, void, illegal or otherwise unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, void, illegal or unenforceable, that is not itself invalid, illegal, void or otherwise unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal, void or otherwise unenforceable), that is not itself invalid, illegal, void or otherwise unenforceable) shall be construed so as to give effect to the intent manifested thereby.

15. MODIFICATION AND WAIVER. No supplement, modification, termination or amendment of this Agreement shall be binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

16. NOTICE BY INDEMNITEE. Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification covered hereunder. The failure to so notify the Company shall not relieve the Company of any obligation, which it may have to Indemnitee under this Agreement or otherwise.

17. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by and receipted for by the party to whom said notice or other communication shall have been directed or if (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed or (iii) on the first business day following the date on which it is mailed if delivered by a nationally recognized next-day courier service:

(a)	If to Indemnitee, to:

(b)	If to the Company, to:

Central European Distribution Corporation
3000 Atrium Way, Suite 265
Mt. Laurel, New Jersey
Facsimile:
Attn:

18. IDENTICAL COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

19. HEADINGS. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

20. GOVERNING LAW. The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the state of Delaware without application of the conflict of laws principles thereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

By
Name:
Title:

Indemnitee

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